Lazydays
THE RV AUTHORITY

December 17, 2021

Board of Directors
Lazydays Holdings, Inc.

Dear Directors:

I am writing to meet my obligations under Sections 4(a)(vi) and 12(a) of my Employment Agreement. Because the company no longer has a General Counsel, I am directing this notice to the Board.

After careful consideration, I believe that the time is right for me to move on. I hereby give notice of my resignation as Chief Executive Officer of the company and its subsidiaries. My last day of employment will be March 16, 2022.

Thank you for the opportunity to serve as your CEO.

Sincerely,

William P. Murnane

William P. Murnane

cc: Robert Grammig, Corporate Counsel
Nick Tomashot, Secretary